NASCOR MORTGAGE LOAN POOL
                       10-YEAR THROUGH 15-YEAR FIXED RATE
                           RELO AND NON-RELO MORTGAGES
                              NASCOR SERIES 1998-31
                                  POOL PROFILE


                                                    Bid                          Tolerance
                                                    ---                          ---------
AGGREGATE PRINCIPAL BALANCE                     $300,000,000                      (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                           1-Dec-98
INTEREST RATE RANGE                            5.50% - 8.50%
GROSS WAC                                              6.95%                    (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                          25 bps
MASTER SERVICING FEE                                 1.7 bps
WAM (in months)                                          178                    (+/- 2 month)

WALTV                                                    64%                    (maximum 74%)

CALIFORNIA %                                             28%                    (maximum 35%)
SINGLE LARGEST ZIP CODE CONCENTRATION                     2%                    (maximum  5%)

AVERAGE LOAN BALANCE                                $350,505               (maximum $375,000)
LARGEST INDIVIDUAL LOAN BALANCE                     $993,740             (maximum $1,500,000)

CASH-OUT REFINANCE %                                     14%                   (maximum  20%)

PRIMARY RESIDENCE %                                      97%                    (minimum 92%)

SINGLE-FAMILY DETACHED %                                 90%                    (minimum 85%)

FULL DOCUMENTATION %                                     92%                    (minimum 85%)

UNINSURED GREATER THAN 80% LTV %                          1%                     (maximum 5%)

TEMPORARY BUYDOWNS                                        0%                    (maximum  5%)

RELOCATION %                                              3%                   (maximum  10%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       10-YEAR THROUGH 15-YEAR FIXED RATE
                           RELO AND NON-RELO MORTGAGES
                              NASCOR SERIES 1998-31
                               PRICING INFORMATION



RATING AGENCIES                         TBD by Norwest

PASS THRU RATE                                   6.25%

ASSUMED SIZE OF PRINCIPAL ONLY CLASS             0.10%

PRICING DATE                                 21-Oct-98

FINAL STRUCTURE DUE DATE                     07-Dec-98       9:00 AM

SETTLEMENT DATE                              24-Dec-98

ASSUMED SUB LEVELS                                 AAA        2.250%
                                                    AA        1.300%
                                                     A        0.900%
                                                   BBB        0.600%
                                                    BB        0.300%
                                                     B        0.150%





NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-31. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



NASCOR CONTACTS                                   Brad Davis (301)846-8009
                                                  Lori Fountain (301)846-8185